Exhibit 10.1

2010 Grant

TRIMAS CORPORATION

2002 LONG TERM EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

TriMas Corporation (the “Corporation”), as permitted by the TriMas Corporation 2002 Long Term Equity Incentive Plan (the “Plan”), hereby grants to Optionee listed below (“Optionee”), a Non-Qualified Stock Option to purchase the number of shares of the Corporation’s Common Stock set forth below, subject to the terms and conditions of the Plan and this Stock Option Agreement.

Unless otherwise defined herein, the terms defined in the Plan have the same defined meanings in this Stock Option Agreement. The term “Service Provider” as used in this Stock Option Agreement means an individual actively providing services to the Corporation or a Subsidiary.

I.                                         NOTICE OF NON-QUALIFIED STOCK OPTION GRANT

Optionee:

Date of Stock Option Agreement:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares Granted:

Term/Expiration Date:

Type of Option:                                                                                                        Non-Qualified Stock Option

Vesting Schedule:                                                                                          The Shares subject to this Option vest and become exercisable with respect to 331/3% of the Shares subject to this Option on each of the first three anniversaries of the Date of Grant, subject to Optionee’s continued status as a Service Provider through each vesting date.

Termination Period:                                                                            Except in the event of a termination of Optionee’s service by the Corporation for Cause, this Option may be exercised, to the extent vested, for 90 days after Optionee ceases to be a Service Provider, or any longer period as may be applicable upon the death or disability of Optionee as provided in this Stock Option Agreement, but in no event later than the Expiration Date provided above. If Optionee’s service with the Corporation is terminated by the Corporation for Cause, the Option terminates without consideration with respect to all Shares (whether vested or unvested) as of the start of business on the date of the termination.

II.                                     AGREEMENT

A.                                    Grant of Option.  The Corporation hereby grants to Optionee an Option to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). Notwithstanding anything to the contrary anywhere else in this Stock Option Agreement, the Option is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. This Option is not intended to constitute an incentive stock option under Section 422 of the Code.

B.                                    Exercise of Option.  This Option is exercisable as follows:

(1)                                  Right to Exercise.

(a)                                  This Option is exercisable cumulatively according to the vesting schedule set forth in the Notice of Grant.  For purposes of this Stock Option Agreement, Shares subject to this Option vest based on Optionee’s continued status as a Service Provider.

(b)                                 This Option may not be exercised for a fraction of a Share.

(c)                                  In the event of Optionee’s death, disability or other termination of Optionee’s status as a Service Provider, the exercisability of the Option shall be governed as set forth in E through H below.

(d)                                 In no event may this Option be exercised after the Expiration Date set forth in the Notice of Grant.

(2)                                  Method of Exercise.  This Option is exercisable by written notice (substantially in the form attached as Exhibit A). The notice must state the number of Shares for which the Option is being exercised and contain other representations and agreements with respect to the Shares as may be required by the Corporation under the provisions of the Plan. The notice must be signed by Optionee and must be delivered in person or by certified mail to the General Counsel of the Corporation. The notice must be accompanied by payment of the Exercise Price plus payment of any applicable income and employment withholding taxes. This Option is deemed to be exercised upon receipt by the Corporation of the written notice accompanied by the Exercise Price and payment of any applicable withholding taxes.

No Shares will be issued pursuant to the exercise of the Option unless the issuance and exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares will be considered transferred to Optionee on the date on which the Option is exercised with respect to the Shares.

C.                                    Method of Payment.  Payment of the Exercise Price must be by any of the following, or a combination of the following, at the election of the Optionee:

(1)                                  cash;

(2)                                  check;

(3)                                  with the consent of the Administrator, surrender of outstanding Shares with a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares with respect to which the Option is being exercised;

(4)                                  with the consent of the Administrator, delivery to the Corporation of a properly executed exercise notice, together with irrevocable instructions to the Optionee’s broker to deliver to the Corporation sufficient cash to pay the Exercise Price and applicable withholding, in accordance with a written agreement between the Corporation and the broker;

(5)                                  with the consent of the Administrator, property of any kind that constitutes good and valuable consideration; or

(6)                                  with the consent of the Administrator, any combination of the foregoing methods of payment.

D.                                    Restrictions on Exercise.  If the issuance of Shares upon exercise or if the method of payment for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, the Option may not be exercised. The Corporation may require Optionee to make any representation and warranty to the Corporation as may be required by any applicable law or regulation before allowing the Option to be exercised.

E.                                      Termination of Relationship.  If Optionee ceases to be a Service Provider (other than by reason of a termination by the Corporation for Cause or Optionee’s death or the total and permanent disability of Optionee as defined in Code Section 22(e)(3)), to the extent vested as of the date on which Optionee ceases to be a Service Provider (taking into consideration any vesting that may occur in connection with such termination), the Option remains exercisable for 90 days following the date of termination (but in no event later than the Expiration Date set forth in the Notice of Grant). To the extent that the Option is not vested as of the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise the Option within the time specified herein, the Option terminates.

F.                                      Termination for Cause.  If Optionee ceases to be a Service Provider by reason of a termination by the Corporation for Cause, the Option terminates as of the start of business on the date of Optionee’s termination, regardless of whether the Option is then vested and/or exercisable with respect to any Shares.

G.                                    Disability of Optionee.  If Optionee ceases to be a Service Provider as a result of total and permanent disability as defined in Code Section 22(e)(3), the Option, to the extent vested as of the date on which Optionee ceases to be a Service Provider, remains exercisable for 12 months from that date (but in no event later than the Expiration Date set forth in the Notice of Grant). To the extent that the Option is not vested as of the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise the Option within the time specified herein, the Option terminates.

H.                                    Death of Optionee.  If Optionee ceases to be a Service Provider as a result of Optionee’s death, the Option, to the extent vested as of the date of death, remains exercisable for 12 months following the date of death (but in no event later than the Expiration Date set forth in the Notice of Grant) by Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the extent that the Option is not vested as of the date of death, or if the Option is not exercised within the time specified herein, the Option terminates.

I.                                         Non-Transferability of Option.  Without advance approval from the Administrator, this Option (a) may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by laws of descent or distribution, and (b) may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option are binding upon the executors, administrators, heirs, successors and assigns of Optionee.

J.                                      Term of Option.  This Option may be exercised only within the term set forth in the Notice of Grant.

K.                                    Restrictions on Shares.  Optionee agrees that any and all Shares purchased upon each exercise of the Option are subject to the terms and conditions set forth in the Exercise Notice attached as Exhibit A, and Optionee further agrees to be bound by the terms of the Exercise Notice with respect to all such Shares.

L.                                     Code Section 409A.  Without limiting the generality of any other provision of this Agreement, Sections 7(m) and 7(n) of the Plan pertaining to Code Section 409A are hereby explicitly incorporated into this Agreement.

M.                                  No Right to Employment. Nothing in the Plan or in this Stock Option Agreement confers upon Optionee any right to continue as an Employee, Director or Consultant of the Corporation or any Parent or Subsidiary, or will interfere with or restrict in any way the rights of the Corporation or any Parent or Subsidiary, which are hereby expressly reserved, to discharge Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment agreement between Optionee and the Corporation or any Parent or Subsidiary.

N.                                    Dispute Resolution.  Optionee and the Corporation agree that any disagreement, dispute, controversy, or claim arising out of or relating to this Agreement, its interpretation, validity, or the alleged breach of this Agreement, will be settled exclusively and, consistent with the procedures specified in this Section, irrespective of its magnitude, the amount in controversy, or the nature of the relief sought.

(1)                                  Negotiation.  In the event of any dispute, controversy, claim, question or disagreement arising from or relating to this Agreement or the breach thereof, Optionee and the Corporation will use their best efforts to settle the dispute, claim, question or disagreement. To this effect, they will consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties.

(2)                                  Arbitration.  If Optionee and the Corporation do not reach a solution within a period of 30 days, then, upon written notice by Optionee to the Corporation or the Corporation to Optionee, all disputes, claims, questions, controversies, or differences will be submitted to arbitration administered by the American Arbitration Association (the “AAA”) in accordance with the provisions of its Employment Arbitration Rules (the “Arbitration Rules”).

(3)                                  Arbitrator.  The arbitration will be conducted by one arbitrator skilled in the arbitration of executive employment matters. The parties to the arbitration will jointly appoint the arbitrator within 30 days after initiation of the arbitration. If the parties fail to appoint an arbitrator as provided above, an arbitrator with substantial experience in executive employment matters will be appointed by the AAA as provided in the Arbitration Rules. The Corporation will pay all of the fees, if any, and expenses of the arbitrator and the arbitration, unless otherwise determined by the arbitrator. Each party to the arbitration will be responsible for his/its respective attorneys fees or other costs of representation.

(4)                                  Location.  The arbitration will be conducted in Oakland County, Michigan.

(5)                                  Procedure.  At any oral hearing of evidence in connection with the arbitration, each party or its legal counsel will have the right to examine its witnesses and cross-examine the witnesses of any opposing party. No evidence of any witness may be presented in any form unless the opposing party or parties has the opportunity to cross-examine the witness, except under extraordinary circumstances in which the arbitrator determines that the interests of justice require a different procedure.

(6)                                  Decision.  Any decision or award of the arbitrator is final and binding on the parties to the arbitration proceeding. The parties agree that the arbitration award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitration award may be entered in any court having jurisdiction.

(7)                                  Power.  Nothing contained in this Agreement will be deemed to give the arbitrator any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

The provisions of this Section will survive the termination or expiration of this Agreement, are binding upon the Corporation’s and Optionee’s respective successors, heirs, personal representatives, designated beneficiaries and any other person asserting a claim described above, and may not be modified without the consent of the Corporation. To the extent arbitration is required, no person asserting a claim has the right to resort to any federal, state or local court or administrative agency concerning the claim unless expressly provided by federal statute, and the decision of the arbitrator is a complete defense to any action or proceeding instituted in any tribunal or agency with respect to any dispute, unless precluded by federal statute.

This Stock Option Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which constitute one document.

TRIMAS CORPORATION

By:

Name:

Title:

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES UNDER THIS OPTION IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE CORPORATION (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES UNDER THIS OPTION).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS STOCK OPTION AGREEMENT, NOR IN THE CORPORATION’S 2002 LONG TERM EQUITY INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, CONFERS ON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE CORPORATION OR ANY PARENT OR SUBSIDIARY, NOR WILL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE CORPORATION’S RIGHT TO TERMINATE OPTIONEE’S SERVICE PROVIDER RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

Optionee acknowledges receipt of a copy of the Plan and represents that the Optionee is familiar with the terms and provisions of the Plan.  Optionee hereby accepts this Option subject to all of the terms and provisions of this Agreement.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Corporation upon any change in the residence address indicated below.

Dated:	By:

Name:

EXHIBIT A

TRIMAS CORPORATION

2002 LONG TERM EQUITY NON-QUALIFIED PLAN

NON-QUALIFIED STOCK OPTION EXERCISE NOTICE

TriMas Corporation

Attention: General Counsel

1.                                      Exercise of Option:  Effective as of today, [Date]                            , [Name]                                                  , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase [Number]                      shares of the Common Stock (the “Shares”) of TriMas Corporation (the “Corporation”) under and pursuant to the TriMas Corporation 2002 Long Term Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated                         , 2010 (the “Option Agreement”). Capitalized terms used in this Exercise Notice without definition have the meanings given in the Option Agreement.

Date of Grant:
Number of Shares as to which Option is Exercised:
Exercise Price per Share:	$
Total Exercise Price:	$
Certificate to be issued in name of:
Cash Payment delivered with this Notice:	$

Type of Option:                                                             Non-Qualified Stock Option

2.                                      Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement. Optionee agrees to abide by and be bound by their terms and conditions.

3.                                      Rights as Stockholder.  Until the stock certificate evidencing these Shares is issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive any rights as a stockholder exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option.  The Corporation will issue (or cause to be issued) the stock certificate promptly after the Option is exercised.  Optionee will enjoy rights as a stockholder until Optionee disposes of the Shares.

4.                                      Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Corporation for any tax advice.

5.                                      Successors and Assigns.  The Corporation may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice will inure to the benefit of the successors and assigns of the Corporation.  Subject to the restrictions on transfer herein set forth, this Agreement is binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

6.                                      Interpretation.  Any dispute regarding the interpretation of this Exercise Notice must be submitted by Optionee or by the Corporation promptly to the Administrator, which will review the dispute at its next regular meeting.  The resolution of the dispute by the Administrator is final and binding on the Corporation and on Optionee.

7.                                      Governing Law; Severability.  This Exercise Notice is governed by and construed in accordance with the laws of the State of Michigan, notwithstanding conflict of law provisions. If any provision of this Exercise Notice is determined by a court of law to be illegal or unenforceable, the other provisions remain effective and enforceable.  The illegal or unenforceable provision will be interpreted by the court as modified to the minimum extent necessary to make the provision legal and enforceable and to accomplish the original objectives of this Exercise Notice.

8.                                      Notices.  Any notice required or permitted under this Exercise Notice must be given in writing and will be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to any other address as the party may designate in writing from time to time to the other party.

9.                                      Further Instruments.  The parties agree to execute any further instruments and to take any further action as may be reasonably necessary to carry out the purposes and intent of this Exercise Notice.

10.                               Delivery of Payment.  Optionee delivers to the Corporation with this Exercise Notice the full Exercise Price for the Shares, as well as any applicable withholding taxes.

11.                               Entire Agreement.  The Plan and Option Agreement are incorporated into this Exercise Notice by reference.  This Exercise Notice, the Plan, and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Corporation and Optionee with respect to the subject matter of this Exercise Notice.

Accepted by:		Submitted by:

TRIMAS CORPORATION		OPTIONEE

By:	By:
Name:		Name:
Title:		Address: